Exhibit 32 (b)

CERTIFICATION OF PERIODIC REPORT
RULE 1350 CERTIFICATIONS OF CEO

In connection with the Quarterly Report on Form 10-Q of First Citizens Bancshares, Inc. (the registrant) for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned Chief Executive Officer of the registrant, certifies to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

        (1.)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2.)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Laura Beth Butler
Chief Financial Officer
Date: November 5, 2010